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                                                       Exhibit B2

NEES ENERGY, INC.
Consolidated Statement of Income and Accumulated Deficit (Thousands of Dollars) For the Twelve Months Ended December 31, 1997
(Unaudited, Subject to Adjustment)



INCOME

  Equity in income/(loss) of AllEnergy
         Marketing Co., L.L.C.                           $(7,357)
  Revenue (1)                                              10,909
                                                         --------
  Total income                                              3,552
                                                         ========


EXPENSES

  Operating expenses
     Cost of sales                                         11,867
     Depreciation                                              47
     Selling, general and administrative expenses           1,950
     Income tax                                           (3,782)
                                                         --------
  Total operating expenses                                 10,082
                                                         --------
  Other income (expense), net                             (1,445)
                                                         --------

Net income/(loss)                                         (7,975)

Retained earnings at beginning of period                            (1,509)
                                                         --------
Accumulated deficit at end of period                     $(9,484)
                                                         ========


(1) Represents revenue of subsidiary (AllEnergy Marketing Co., L.L.C.)